Exhibit 16


                          DiRocco & Company, CPA, P.A.
                          6601 NW 14th Street, Suite #3
                               Plantation, Fl 3313
                                 (954) 358-4272


May 18, 2005

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Zkid Network Company

Gentlemen:

Pursuant to the request of the above referenced Company, I affirm that:

         (1) We have read the Company's response to Item 4.01 of Form 8-K titled, "Changes in Registrant's Certifying Accountant" dated May 18, 2005; and

         (2) We agree with the statements made regarding our firm. We have no basis to agree or disagree with the other statements contained in the current report.

Sincerely,

DiRocco & Company CPA, PA


/s/ DiRocco & Company